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                                                                   EXHIBIT 10.5

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is entered into effective as of October 15, 1997 (the "Effective Date") between DYAX CORP. ("Dyax"), a Delaware corporation, with its principal executive offices at One Kendall Square, Bldg. 600, 5th Fl., Cambridge, MA 02139, and JAMES W. FORDYCE ("Consultant"), of 370 Lake Ave., Greenwich, CT 06880.

                               ARTICLE 1. RECITALS

         1.1. Dyax, on behalf of itself and its subsidiaries and successors, whether now existing or hereafter acquired or established (severally and collectively, the "Company") desires to obtain the services of Consultant, and Consultant is willing to render his services in assisting the strategic direction of the Company's technology and business (the "Field of Interest"), upon the terms and conditions set forth below.

         1.2. Consultant has executed a Consultant Confidentiality and Inventions Agreement with the Company dated effective as of the Effective Date (the "Confidentiality Agreement"), a copy of which is attached hereto as
EXHIBIT 1.

         1.3. Capitalization terms used in this Agreement but not defined herein shall have the meaning assigned in the Confidentiality Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Consultant hereby agree as follows:

                     ARTICLE 2. ENGAGEMENT AND SCOPE OF WORK

         2.1. ENGAGEMENT. Subject to the following terms and conditions, the Company hereby retains the Consultant to serve as a member of the Company's Strategic Advisory Board and to perform such consulting and advisory services in the Field of Interest as the Company may from time to time reasonably request, and Consultant accepts such engagement. such consulting and advisory services are referred to herein as the "Services".

         2.2. COMMITMENT. Consultant agrees to make himself available to render the Services from time to time as requested by the Company at such times and locations as may be mutually agreed, provided that the Consultant shall not be required to devote time equivalent to more than one day per month to the performance of the Services.

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                        ARTICLE 3. PAYMENTS AND INVOICES

         3.1. MONTHLY RETAINER RATE. For all services under this Agreement, Dyax will pay consultant a fee at the rate of US$1,250 per month. Consultant acknowledges and agrees that the foregoing schedule of fees shall be full compensation for Consultant's services during the term of this Agreement. Fees will be paid monthly in arrears.

         3.2. STOCK OPTIONS. Subject to the approval of the Board of Directors, the Company shall grant Consultant a nonstatutory stock option to purchase 15,000 shares of the Company's Common Stock pursuant to the Company's 1995 Equity Incentive Plan (the "Option") at the then fair market value of the Company's Common Stock as determined in good faith by the Company's Board of Directors. So long as Consultant is providing Services to the Company, the Option shall become exercisable over a period of four years in accordance with the Company's customary schedule for members of its other advisory boards. Consultant's options shall be subject to the terms of the Company's standard form of Nonstatutory Stock Option Certificate, and his acceptance thereof shall evidence his acceptance of the terms and conditions of the Option set forth therein.

         3.3. EXPENSES. Travel and related expenses incurred by Consultant in connection with the performance of Services under this Agreement will be reimbursed at actual costs by the Company in accordance with general policies and procedures established by the Company from time to time. No reimbursement will be made for any expenses other than travel and related expenses incurred by Consultant during the performance of services under this Agreement unless such expenses are approved in advance by the Company. All approvals by the Company must be given or confirmed in writing; expense approvals can be requested from the President or any Executive Vice President of the Company.

                    ARTICLE 4. CONFIDENTIALITY AND INVENTIONS

         4.1. CONFIDENTIALITY AND INVENTIONS. Consultant has executed, or in connection with this Agreement is executing the "Confidentiality Agreement" with the Company, and he agrees to be bound by the terms of the Confidentiality Agreement.

             ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF CONSULTANT

         5.1. COMPLIANCE WITH EMPLOYER'S POLICIES. Consultant is responsible for ensuring that any consulting agreement Consultant enters into is not in conflict with the patent, consulting or other policies of his employer, and that Consultant is responsible for disclosing the activities contemplated by any such consulting agreement to the employer. Consultant represents and warrants (i) that Consultant has determined that this Agreement complies with all such policies of the employer and (ii) that Consultant has made such disclosure. Consultant agrees to keep the employer informed of any changes in his activities hereunder and to obtain any necessary formal approvals, consents, waivers and other agreements or actions from or by the employer as may be required by the employer in connection with this Agreement and the Confidentiality Agreement.

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         5.2.  ABSENCE OF RESTRICTIONS. Except for the consultants existing and future fiduciary and confidentiality obligations to others, Consultant is presently under no contractual or other restrictions or obligation which is inconsistent with Consultant's execution of this Agreement or the Confidentiality Agreement or the performance of the Services, and during the Term, Consultant will not enter into any agreement, either written or oral, in conflict with this Agreement or the Confidentiality Agreement.

                         ARTICLE 6. TERM AND TERMINATION

         6.1. TERM. This Agreement shall have an initial term of twelve (12) months ending on the first anniversary of the Effective Date and may be extended by mutual agreement for additional one year periods.

         6.2. Termination. This Agreement may be terminated by either the Company or Consultant upon not less than thirty (30) days prior written notice to the other party. The provisions of the Confidentiality Agreement shall survive for a period of 3 years following any termination of this Agreement.


                            ARTICLE 7. MISCELLANEOUS

         7.1. INDEPENDENT CONTRACTOR. Consultant is an independent contractor under this Agreement. He is not an employee or agent of the Company and as a result will not be entitled to participate in, or receive any benefit or right as an employee under any employee benefit or welfare plan of the Company nor have authority to represent or bind the Company in any manner in dealings with third parties. Consultant shall have sole responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws and for filing all required tax forms with respect to any amounts paid by the Company to Consultant hereunder. Consultant shall indemnify and hold the Company harmless against any claim or liability (including penalties) resulting from failure of Consultant to pay such taxes or contributions or file any such tax forms.

         7.2. NOTICES. All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given to a party if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to such party at its address set forth in the first paragraph or at such other address as such party shall have designated by notice in writing to the other party.

         7.3. NO CONFLICTING AGREEMENTS. Consultant represents that his performance of all the terms of this Agreement does not and will not breach any agreement or obligation to keep in confidence proprietary information acquired by him in confidence or in trust. Consultant has not entered into, and Consultant agrees he will not enter into, any agreement either written or oral in conflict herewith. Notwithstanding the foregoing, the Company acknowledges that it is the nature of Consultant's business that at some time in the future, Consultant may make an investment(s) in a company(ies) which is in a similar and/or competing business as the Company. It is understood by the Company that the general knowledge Consultant obtains from his consulting relationship with the Company may

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influence his future investment decisions and that this does not constitute a violation of this Agreement.

         7.4. SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, it shall not affect any other term or provisions of this Agreement. If any provision in this Agreement shall be held to be excessively broad, it shall be construed by limiting it so as to be enforceable to the extent with applicable law.

         7.5. CAPTIONS. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

         7.6. BINDING EFFECT. Consultant's obligations under this Agreement shall be binding upon his heirs, executors and administrators and shall inure to the benefit of the Company's successor's and assigns.

         7.7. COMPLETE AGREEMENT; AMENDMENTS. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended except in a writing signed by both parties.

         7.8. RIGHTS OF PUBLICITY. The Company shall have the right to use Consultant's name and likeness in any publicity materials prepared by it and in presentations to current or prospective clients, investors and others. Consultant shall not have the right to use the Company's name in any publications or publicity or materials prepared by him without obtaining the prior written consent of the Company.

         7.9. APPLICABLE LAW. This Agreement shall be considered to have been made in the United States, and shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts, United States of America, and the parties hereby submit to the jurisdiction of the courts of that state.

         7.10. NONWAIVER PROVISION. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any breach or failure by said other party whether similar nature or otherwise.

         7.11. ASSIGNMENT. Neither this Agreement nor any rights hereunder shall be assignable by either party hereto without the prior written consent of the other party.

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         7.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS HEREOF, the Company and the Consultant have duly executed and delivered this Agreement as of the date first written above.


DYAX CORP.                                           JAMES W. FORDYCE

By: /s/ Henry E. Blair                               By: /s/ James W. Fordyce
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                                                                      EXHIBIT 1

               CONSULTANT CONFIDENTIALITY AND INVENTIONS AGREEMENT

         In consideration of my engagement as a consultant to Dyax Corp. or any of its predecessors, successors or subsidiaries (collectively, the "Company"), and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I agree as follows:

         CONFIDENTIALITY

         I understand that the Company continually obtains and develops valuable proprietary and confidential information concerning it business, business relationships and financial affairs (the "Confidential Information") and valuable Biological Materials which may become known to me in connection with my consulting arrangement with the Company. By way of illustration, but not limitation, Confidential Information may include Inventions (as hereafter defined), trade secrets, technical information, know-how, research and development activities of the Company, product and marketing plans, customer and supplier information and information disclosed to the Company or to me by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data and other documents and records of the Company. "Biological Materials" may include, without limitation, any and all reagents, substances, chemical compounds, subcellular constituents, cells or cell lines, organisms and progeny, mutants, derivatives or replications thereof or therefrom.

         I acknowledge that all Biological Materials and all Confidential Information, whether or not in writing and whether or not labeled or identified as confidential or proprietary, is and shall remain the exclusive property of the Company or the third party providing such information to me or the Company. I agree that I shall not, during the term of my consulting arrangement with the Company and thereafter, publish, disclose or otherwise make available to any third party, other than employees of the Company, and Confidential Information or Biological Materials except as expressly authorized in writing by the Company. I agree that I shall use such Confidential Information and Biological Materials only in the performance of my consulting arrangement with the Company, and not for my own benefit or for the benefit of any other person or business entity.

         I agree to exercise all reasonable precautions to protect the confidentiality of Confidential Information and Biological Materials in my possession and not to remove any Biological Materials from the Company's premises. Upon the termination of my consulting arrangement with the Company, or at any time upon the Company's request, I shall return immediately to the Company any and all materials containing any Confidential Information then in my possession or under my control.

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         Confidential Information shall not include information which (a) is or becomes generally known within the Company's industry through no fault of mine;
(b) was known to me at the time it was disclosed as evidenced by my written records at the time of disclosure; (c) is lawfully and in good faith made available to me by third party who did not derive it from the Company and who imposes no obligation of confidence on me; or (d) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the Company.

         ASSIGNMENT OF INVENTIONS

         I agree promptly to disclose to the Company any and all ideas, concepts, discoveries, inventions, developments, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, know-how and Biological Materials that are conceived, devised, invented, developed or reduced to practice or tangible medium by me, under my direction or jointly with others in the Field of Interest which may arise out of my consulting relationship with the Company (collectively, "Inventions").

         I hereby assign to the Company all of my right, title and interest to the Inventions and any and all related patent rights, copyrights and applications and registrations therefor. During and after my consulting arrangement with the Company, I shall cooperate with the Company, at the Company's expense, in obtaining proprietary protection for the Inventions and I shall execute all documents which the Company shall reasonably request in order to perfect the Company's rights in the Inventions. I hereby appoint the Company my attorney to execute and deliver any such documents on my behalf in the event I should fail or refuse to do so within a reasonable period following the Company's request.

         Notwithstanding the foregoing, any discoveries, improvements and inventions, made or conceived by me prior to my consultancy with the Company, or not otherwise covered by the foregoing, are expressly reserved and excepted from the provisions of this agreement.

         GENERAL

         In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

         No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. No waiver or consent given by the Company on any occasion will be construed as a bar to or continuing waiver of any right on any other occasion.

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         I acknowledge that the restrictions contained in this agreement are necessary for the protection of the business and goodwill of the Company and are reasonable for such purpose. I agree that any breach of this agreement by me will cause irreparable damage to the Company and that in the event of such breach, the Company will have, in addition to any and all remedies of law, the right to an injunction, specific performance, or other equitable relief, to prevent the violation of my obligations hereunder.

         This Agreement shall be construed as a sealed instrument and shall in all events and for all purposes by governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction. This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement.

AGREED:

Signature: /s/ James W. Fordyce
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